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                                                                    Exhibit 99.1

[LOGO OF RENTAL SERVICE CORPORATION]

FOR IMMEDIATE RELEASE

Company Contact:  Martin R. Reid, Chairman & CEO
                  (602) 905-3300

                     RENTAL SERVICE CORPORATION ANNOUNCES
                      COMPLETION OF SENIOR NOTES OFFERING

SCOTTSDALE, AZ - MAY 13, 1998 - RENTAL SERVICE CORPORATION (NYSE: RSV) ("RSC") today announced the completion of a $200 million private offering of 9% senior subordinated notes to certain qualified institutional investors. The Company intends to use the net proceeds of the offering to reduce the indebtedness under its revolving credit facility in order to provide borrowing availability for general corporate purposes, including acquisitions.

The notes will not be registered under the Securities Act of 1933, as amended ("Securities Act"), or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or available exemptions from such registration requirements.

RSC is a leading consolidator in the rapidly growing equipment rental industry, serving the needs of a wide variety of industrial, manufacturing and construction markets. Headquartered in Scottsdale, AZ, the Company operates the largest rental network in the United States, with 203 locations nationwide.

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